UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33142	23-0340099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 West 8thStreet
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amendment to Senior Credit Agreement

Physicians Formula, Inc. (“Physicians”), a wholly-owned subsidiary of Physicians Formula Holdings, Inc. (the “Company”), entered into the Third Amendment to the Credit and Security Agreement with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (“Wells Fargo”), dated as of September 30, 2011 (the “Third Amendment”), which amends that certain Credit and Security Agreement, dated as of November 6, 2009, as previously amended on June 29, 2010, December 21, 2010 and February 28, 2011 (the “Credit and Security Agreement”), by and among the Company and Wells Fargo.

Pursuant to the Third Amendment, Wells Fargo will provide for a $4.0 million term loan (the “Term Loan”) in addition to the current asset-based revolving credit facility. In accordance with the Third Amendment, the Company will use the entire proceeds from the Term Loan in addition to monies from the existing line of credit to repay in full all outstanding borrowings, interest, prepayment fees, any any other amounts due and owing under its senior subordinated note with Mill Road Capital, L.P. (“Mill Road”). The Term Loan will be funded by Wells Fargo no later than November 15, 2011 and bears interest at a rate equal to the three-month LIBOR plus 3.5%, which compares to the current rate on the senior subordinated note with Mill Road of 14.1% per annum (10% payable in cash monthly and 4.1% payable in kind with annual compounding). The Term Loan is payable in 44 monthly equal installments of $83,333, beginning on the first day of the first calendar month after the funds are disbursed.

The Third Amendment, among other things, also reduced the applicable margin on interest rates for floating rate borrowings under the asset-based revolving credit facility from daily three-month LIBOR plus 3.5% to daily three-month LIBOR plus 2.75%, decreased the minimum monthly interest payments from $25,000 to $15,000 with a $250,000 annual minimum and extended the maturity date on the revolving credit facility from November 6, 2012 to November 6, 2015. The line of credit termination and/or reduction fee has been amended so that if the maximum amount available for borrowing is reduced or terminated on or before November 6, 2011, the breakage fee would equal 1.5% of the maximum amount of the revolving credit facility or amount of the reduction in the credit facility, decreasing to 1.0% if the termination or reduction occurs after November 6, 2011, but on or before November 6, 2012, and decreasing to 0.5% if the termination or reduction occurs after November 6, 2012.

The Third Amendment also increased the Company's Minimum Net Book Worth financial covenant (as defined in the Credit and Security Agreement) by at least $250,000 at each test date. In addition, as of September 30, 2011 and December 31, 2011, the Company is required to comply with a Maximum Leverage Ratio, which is Borrowed Money (as defined in the Credit and Security Agreement) of Physicians divided by Adjusted EBITDA (as defined in the Credit and Security Agreement), of not greater than 2.5 to 1.0. There were no changes to the Company's covenants related to Adjusted EBITDA or maximum capital expenditures.

In connection with the Third Amendment, the Company paid Wells Fargo an amendment fee of $50,000 and related expenses.

The foregoing description of the Third Amendment is qualified in its entirety by the Third Amendment attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Physicians’ disclosure in Item 1.01 above is hereby incorporated herein by reference in its entirety.

Item 7.01. Regulation FD Disclosure

On October 6, 2011, the Company issued a press release reporting certain of the information disclosed elsewhere in this Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Third Amendment to Credit and Security Agreement, dated as of September 30, 2011, by and among Physicians Formula, Inc. and Wells Fargo Bank National Association, acting through its Wells Fargo Business Credit operating division.

99.1	Press release, dated October 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.

Date: October 6, 2011	By:	/s/ Jeff M. Berry
Name: Jeff M. Berry
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Third Amendment to Credit and Security Agreement, dated as of September 30, 2011, by and among Physicians Formula, Inc. and Wells Fargo Bank National Association, acting through its Wells Fargo Business Credit operating division.

99.1	Press release, dated October 6, 2011.

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